UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2017, Liyuan Woo notified Cachet Financial Solutions, Inc. (the “Company”) of her decision to resign from the Company’s Board of Directors, effective immediately. At the time her resignation, Ms. Woo was the chairperson of the Audit Committee and a member of the Corporate Governance Committee. Ms. Woo’s resignation was the result of a conflict of interest between the Company and her new employer and not due to any disagreement with the Company or any of its directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

99.1	Letter of Resignation, dated March 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2017
CACHET FINANCIAL SOLUTIONS, INC.

	By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer